EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Submits Interconnection Plan to Southwestern Power Pool for Leila Lake Phase 1

PHOENIX, AZ – Wednesday December 9, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has delivered engineering drawings and other technical documentation, including wind turbine selection and a proposed date of commissioning (operations), pursuant to a recent submission of a formal request for interconnection, to Southwestern Power Pool, for Phase 1 of the Company’s Leila Lake wind power project, located in Donley County, Texas.

NACEL Energy has selected the ACCIONA AW1500 wind turbine with a rated capacity of 1.5 MW for commissioning at Leila Lake. ACCIONA is ranked among the leading wind turbine manufacturers in the world, with more than 7,500 MW of installed generating capacity globally.

NACEL Energy presently has five active requests for the interconnection of new wind energy generation facilities to the electric grid in the Texas Panhandle, including 19.5 MW at Leila Lake Phase 1. At final build-out of these five Texas projects, a total of 110 MW, or more, of new wind power will be commissioned.

NACEL Energy’s Blue Creek 30 MW project in Moore County is now before Southwestern Public Service Company (a subsidiary of XCEL Energy), the Company’s 20 MW Channing Flats, also in Moore County, is before Southwest Power Pool and the 20 MW Swisher and 10 MW Hedley Pointe, both in Donley County, are now before Golden Spread Electric Cooperative (as agent for Swisher Electric Cooperative).

In addition to the Company’s five Texas Panhandle projects, engineering work is ongoing and an interconnection request is anticipated to be completed in the coming weeks for the NACEL Energy’s recently announced Snowflake wind project located in Navajo County in Arizona (see Company’s Form 8-K filed on July 28, 2009).

NACEL Energy Chief Executive Officer, Paul Turner, Ph.D., stated:

“With the delivery of engineering drawings and other requisite technical documentation needed for our request for interconnection to Southwestern Power Pool, as confirmed today, we are able to advise shareholders and other interested parties that the pace of development at Leila Lake is proceeding satisfactorily and as contemplated by the Company.”

NACEL Energy anticipates a period of several months, or longer, before a final interconnection agreement is executed at Leila Lake. In the interim, other important development milestones are also underway including, without limitation, obtaining turbine debt financing and a power purchase agreement. Accordingly, the Company cautions that commissioning (operations) at Leila Lakes is not expected until the fourth quarter 2010, or later depending on future events.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its new Snowflake project in Arizona in addition to Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 120 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas and Illinois. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31st 2009, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Shareholder Services
1-888-242-5848